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                                                                    EXHIBIT 23.2


              Consent of Independent Certified Public Accountants
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We have issued our report dated February 1, 1995 accompanying the financial statements of The L.L. Knickerbocker Co., Inc. contained in this Registration Statement and Prospectus on Form S-3. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "experts".


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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Singer Lewak Greenbaum & Goldstein LLP
Los Angeles, California
May 13, 1996